                                                                   EXHIBIT 10.57


                                                              November 4, 1996


Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA

Gentlemen:

                  Reference is made to the Declaration of Trust, as amended (the "Declaration") of Brandywine Realty Trust (the "Trust"), a Maryland real estate investment trust.

                  In connection with the contemplated underwritten offering (the "Public Offering") by the Trust of common shares of beneficial interest, par value $.01 per share ("Common Shares"), as more fully described in a Registration Statement on Form S-11 filed by the Trust with the Securities and Exchange Commission on October 11, 1996, the Trust's Board of Trustees (the "Board") desires to exercise its authority to increase the Ownership Limit (as defined in the Declaration) from 4.16% to 9.8% in value of the outstanding Shares (as defined in the Declaration), concurrently with, and subject to, the consummation of the Public Offering.

                  By executing this letter in the place designated below:
Safeguard Scientifics, Inc. ("SSI") agrees, for itself and on behalf of its SSI Affiliates (as defined in the Declaration), that the Permissible Ownership Threshold (as defined in the Declaration) applicable to them, which the Declaration has fixed at 35.25%, shall be reduced from 35.25% to 14.75%, as fully as if such reduction were contained in the Declaration, subject to, and effective automatically upon, the occurrence of each of the following conditions: (w) the Public Offering shall have been consummated; (x) the Ownership Limit shall have been increased by the Board to 9.8%; (y) immediately following consummation of the Public Offering, the Common Shares beneficially owned by SSI shall be below 14.75% of the outstanding Common Shares (as computed under the ownership limitations of Article 6 of the Declaration); and (z) the Trust shall not have amended or agreed to amend the letter dated the date hereof executed by Richard M.

Osborne and two of his affiliates, a copy of which letter is attached as Exhibit A.

                                                   Sincerely,


                                                   BRANDYWINE REALTY TRUST


                                                   By: /s/ Gerard H. Sweeney
                                                       ------------------------
                                                   Title:   President and Chief
                                                            Executive Officer

AGREED TO:

SAFEGUARD SCIENTIFICS, INC.

By:  /s/ Gerald M. Wilk
     ---------------------
Title:  Sr. Vice President